EXHIBIT 10.1.1

MUSIC ARTIST AGREEMENT

This Agreement made and entered into as of the 1st of September, 2003.

B E T W E E N:

Doranetti Music Inc., a company incorporated under the laws of the State of Nevada

(hereinafter referred to as "Producer")

A N D:

Christopher Doran, an individual resident in the State of New York

(hereinafter referred to as "Artist")

W I T N E S S E S

For and in consideration of the mutual covenants and agreements hereinafter contained and set forth, the parties hereto have agreed and do hereby agree as follows:

  Engagement

  Producer hereby engages Artist to render his services for and during the period of this Agreement to write and compose up to 12 opera arias including up to two original selections (hereinafter referred to as the "Opera Arias"), as more fully hereinafter set forth; and in addition thereto to render his services in arranging, rearranging, adapting, orchestrating, supervising, and conducting the Opera Arias and to assist with all of the duties pertaining to the work of a composer, conductor, arranger, orchestrator, and adapter with respect to said Opera Arias.

  Acceptance

  Artist hereby accepts such engagement and agrees that he shall during the term of his engagement hereunder conscientiously perform the services required by Producer, agrees to render such services for and as requested by Producer to the full limit of his ability, and further agrees that he shall promptly and faithfully comply with all requirements, directions, requests, rules, and regulations made by Producer, and that he shall perform and render such services alone whenever and wherever Producer may request or deem necessary or convenient.

  Artist may not engage or employ any person or incur any expense on Producer's account without Producer's prior approval.

  Term of Artist's Engagement

  The term of Artist's engagement continues after the date of its commencement, which is the date of this Agreement, for the time reasonably necessary for Artist to complete the services herein agreed to be done and performed, unless sooner terminated by Producer or Artist in accordance herewith.

  Availability Period

  To the extent that Producer requires Artist to render services at any time after the expiration of the period following completion of the Opera Arias that is reasonably necessary which period shall not exceed three (3) weeks, the following applies:

      To the extent that Artist is required to render services immediately after the expiration of the availability period, such services shall be rendered by Artist exclusively for Producer and Artist hereby agrees that no activities on the part of Artist for others or for Artist himself will interfere with any such additional services.
      To the extent that Artist is required to render such services at the time or times that are not immediately following the availability period, any such additional services are subject to Artist's prior firm contractual commitments in the entertainment industry, but Artist agrees to exercise best efforts to arrange any such outside commitments in such a way that the same will not conflict with Artist's services for Producer hereunder.  Without limiting the generality of the foregoing, if Artist's services are required after the first public preview of the Opera Arias, Artist shall render such services as are required by Producer, subject to Artist's availability, but Artist shall exercise best efforts to make himself available.  It is understood that there may be a hiatus period between the completion of Artist's services prior to the first public preview of the Opera Arias and the commencement of his services, if same are required, after the said first public preview.
  Fee/Promotion
    Provided that Artist faithfully and completely keeps and performs each and every condition of this Agreement on his part to be kept and performed, Producer shall pay to Artist a royalty fee of 20% of all revenue derived from the sale of any product associated with the production of the album including CD's, merchandising and touring.

    The payment provided for in this subsection (1) is deemed to include any additional payment required to be made pursuant to the regulations of any applicable labor organization of guilds, and is also deemed to include full compensation for Artist in connection with the conducting of musical score, through the completion of recording of the score.

    Producer, its successors, assigns, and licensees, own all rights, whether legal or equitable, personal or proprietary, at common law or statutory, including all rights of copyright and all rights to renew copyright which may now or in the future subsist in the Opera Aria.
  Capacity of Artist

  Artist represents that he is free to enter into this Agreement and that he has not made, and agrees he shall not make hereafter, any commitment or agreement that could or might interfere with the full and complete rendition of his services hereunder.  Artist shall not divulge or make known to any person, firm, or corporation any of the terms or subject matter of this Agreement, or any matters of a confidential nature pertaining to Producer's business without Producer's express written consent first had and obtained.

  Licence of Rights and Character

  Artist hereby licenses in perpetuity for the universe to Producer absolutely and without limitation, and free and clear of any and all claims for royalty or other compensation, except as may be specifically set forth in this Agreement, the rights in and to all of the work that Artist writes, conceives, composes, or produces hereunder.

  Inurement of Rights

  Any and all rights in this Agreement granted to Producer inure not only to its benefit but also to the benefit of all persons, firms, and corporations who may hereafter acquire from Producer any right to distribute, transmit, exhibit, or exploit the product of Producer or who may hereafter acquire any rights to the services of Artist hereunder.  Producer may assign this Agreement in its entirety or all or any part of its rights hereunder to any person, firm, or corporation.

  Non-Competition

  Producer's failure to produce or complete the production of, to distribute the Opera Arias of, or to use all or any part of Artist's services or musical score composed by Artist hereunder shall not be deemed to be a breach of this Agreement by Producer or to render Producer liable for any sums beyond the compensation herein provided to be paid to Artist.

  Suspension

  Producer may suspend this Agreement and refuse to pay any compensation hereunder during the period of any of the following contingencies:

      mental, physical, or other disability incapacitating Artist from fully performing the terms hereof or complying with each and all of the obligations to be performed by Artist hereunder;
      if the production or distribution of motion picture Opera Arias by Producer during the term of this Agreement is materially hampered, interrupted, or interfered with by reason of fire, strike, lockouts, unavoidable accidents, ordinance or law, the issuance of any executive or judicial order, or by any other cause not within the control of Producer; or
      composer's failure, refusal, or neglect to perform any of the required services hereunder to the full limit of his ability as, when, and wherever reasonably instructed and directed by Producer and in the manner herein provided.

  Any refusal or statement by Artist or by Artist's agent that Artist will refuse to keep or perform his obligations and agreements hereunder constitutes a failure to keep and perform such obligations or agreements from the date of such refusal or indication of refusal.

  Producer may, at its option, terminate Artist's engagement hereunder at any time during the continuance of any contingency referred to in paragraph (a) of this section in the event that any contingency or contingencies referred to in paragraph (a) continue(s) for a period or aggregate of periods of two (2) weeks during the term hereof; at any time during the occurrence of any contingency referred to in paragraph (b) of this section in the event that any contingency or contingencies referred to in said paragraph (b) continue for a period or aggregate of periods of eight (8) weeks or more; or at any time during the occurrence of any contingency referred to in paragraph (c) of this section.  In the event that Producer has suspended the payment of compensation by reason of the occurrence of any contingency referred to in paragraph (b) of this section, Artist may also terminate his employment hereunder at any time during the occurrence of any such contingency in the event that the suspension for such contingency continues for a period or aggregate of periods of eight (8) weeks or more, provided that Artist notifies Producer in writing after the expiration of the said period or aggregate of periods of his desire to terminate, and provided further that he is then ready, willing, and able to resume the performances of his services hereunder; but if Producer ends the suspension of the term hereunder (subject to further suspension of the term for other proper cause) commencing as of one (1) week following Producer's receipt of said notice, Artist's employment hereunder shall not be terminated by Artist but shall continue in full force and effect.  The term of this Agreement may be extended at the option of Producer for a period equivalent to the period during which any of the contingencies referred to in this paragraph occurs.

  Notwithstanding anything to the contrary contained herein, it is agreed that if this Agreement is terminated by Producer pursuant to any of the provisions of section 12 hereof, Artist is only entitled to the compensation then accrued to Artist by Producer to the date of such termination, but Producer is not relieved from the obligation to pay any royalties accruing to Artist hereunder, subject to Producer's rights at law for damages in the event of a failure, refusal, or neglect of Artist.  Producer is nevertheless entitled to all rights granted or agreed to be granted to Producer by Artist hereunder in and to the work done and performed by Artist to the date of such termination.

  Editing Rights

  Producer has the right to produce, cut, edit, add to, subtract from, arrange, rearrange, and revise in any manner the Opera Arias and the material composed, submitted, or interpolated by Artist hereunder.  Artist hereby waives any so-called "moral rights" of authors.

  Injunctive Relief

  It is distinctly understood and agreed by and between the parties hereto that the services to be rendered by Artist hereunder and the rights and privileges granted to Producer by Artist hereunder are of a special, unique, extraordinary, and intellectual character, which give them a peculiar value, the loss of which cannot be reasonably or adequately compensated in damages in any action at law, and that a breach by Artist of any of the provisions hereof will cause Producer great and irreparable injury and damage.  Artist hereby expressly agrees that Producer is entitled to the remedies of injunction, specific performance, and other equitable relief to prevent a breach of this Agreement by Artist.  This provision shall not, however, be construed as a waiver of any of the rights that Producer may have in connection with Artist's employment hereunder for damages or otherwise.

  Notice

  All notice or payments that Producer is required or may desire to give to Artist hereunder may be delivered to Artist personally or sent to Artist by mail or telegraph at

  Christopher Doran
  [Artist address]

  or such other address as Artist may from time to time designate in writing.

  All notices that Artist is required or may desire to serve upon Producer hereunder may be served by delivering them to Producer by mail or telegraph at

  Doranetti Music Inc.
  29B Patiky Street Kings Park, Long Island, New York 11754

  or at such other address as Producer may designate in writing from time to time.

  Except as hereinafter expressly provided, the date of mailing or delivery to the telegraph office of such notice, as the case may be, shall be deemed the date of service of such notice.  Notwithstanding the provision of the foregoing sentence, the material required of Artist hereunder, and any notice or notices from Artist that commence the running of any period of time for the exercise by Producer of an option or the performance by Producer of any other act hereunder, shall be deemed to be delivered only when actually received by Producer.

  Waiver

  No waiver by Producer or Artist of any breach of any covenant of this Agreement shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other covenants or provisions.  The exercise of any option granted to Producer or Artist hereunder shall not operate as a waiver of any default or breach on the part of either party hereto then existing.  Each and all of the several rights, remedies, and options of Producer and of Artist under and contained in or by reason of this Agreement shall be construed as cumulative, and no one of them is exclusive of the others or of any right or remedy allowed by law.  The rights granted to Producer are irrevocable by Artist under any circumstances whatsoever.  The expiration or termination of this Agreement on whatever ground and by whomever effected shall not affect or impair the ownership by Producer of the rights hereunder or any other results, proceeds, or benefits of services theretofore rendered by Artist hereunder.  In connection with the foregoing, it is expressly understood and agreed that in the event that Producer terminates or cancels (or purports to terminate or cancel) this Agreement (and even if such cancellation or termination or purported termination or cancellation is ultimately determined by a court to have been without proper or legal cause or it is ultimately determined by such court that Producer committed any material breach of any such agreement), the damage (if any) caused Artist thereby is not irreparable or sufficient to entitle Artist to injunctive or other equitable relief.  Consequently Artist's rights and remedies in any such event shall be strictly limited to rights and remedies, otherwise available, to recover damages, and Artist does not have any right to rescind this Agreement or any such other agreement or any of Producer's rights hereunder or thereunder with respect to any such material or results, proceeds, or benefits of Artist's services.

  Insurance

  Producer may secure in its own name or otherwise at its own expense, life, accident, health, cast, pre-production, and other insurance covering Artist independently or together with others, and Artist does not have any right, title, or interest in and to such insurance.  Artist shall assist Producer to procure such insurance by timely submitting to the usual and customary medical and other examinations and by signing such applications and other instruments in writing as may be required by the insurance company involved.  If Producer is unable to obtain, at ordinary rates, with not more than normal deductions, subject only to the usual exclusions and without requirements of compliance with extraordinary conditions, any such insurance on Artist, Producer has the right to terminate this Agreement without liability by giving Artist written notice of termination within ten (10) days after Producer acquires knowledge that Artist has failed to pass a physical examination for such insurance or otherwise qualify for such insurance on such conditions.

  Transportation Expenses

  Producer shall furnish or reimburse Artist with round-trip transportation (reasonable first-class, if available) and pay the reasonable cost of Artist's living expenses, including living accommodations, meals, and incidental living expenses while living in the City of London, England.  The payment of living expenses shall not be made during any suspension of the term.

  Conformance to Law

  Nothing contained in this Agreement shall be construed so as to require the commission of any act contrary to law, and wherever there is any conflict between any provision of this Agreement and any material statute, law, ordinance, or regulation contrary to which the parties have no legal right to contract, then the latter shall prevail, but in such event the provisions of this Agreement so affected shall be curtailed and limited only to the extent necessary to bring it within the legal requirements. The governing law shall be the State of New York.

  Permits

  Artist agrees to cooperate with Producer to secure such labor permits as may be required by any governmental agency for the purpose of enabling Artist to render his services hereunder.  If, in spite of such cooperation, Producer is unable to secure such labor permits, Producer shall have the right to suspend Artist's services hereunder until one (1) week after a final determination is made concerning such labor permits by the applicable authority and Producer shall have the right to terminate this Agreement and Artist's engagement at any time during such suspension or upon Producer's discovering that the labor permits cannot be secured, such termination to be retroactively effective to the date on which the term hereof commenced.

  Union Agreement

  To the extent and only to the extent that this Agreement conflicts with any now effective collective bargaining agreement between Producer and any guild or union representing persons rendering such services as are to be rendered by Artist hereunder, this Agreement shall be amended or modified.

  During the term of this Agreement, Artist agrees to remain or become and remain, at Producer's request (insofar as it may be lawful for Producer to do so) and at Artist's sole cost and expense, a member in good standing of any then properly designated labor union, guild, or other organization as defined and determined under the applicable law with respect to persons performing services of the type and character to be performed by Artist hereunder.

  Conduct of Artist

  From the inception of the term of this Agreement and continuing throughout the production and distribution of the Opera Arias, Artist agrees to conduct himself with due regard to public conventions and morals and shall not do anything that will tend to degrade Artist in society or bring Artist into public disrepute, contempt, scorn, or ridicule or that will tend to shock, insult, or offend the community or public morals or decency, or prejudice Producer or the motion picture industry in general.  In the event of any breach of the terms of this section 22, Producer may, in addition to any other rights or remedies, terminate this Agreement and/or refrain from giving Artist any credit in connection with the Opera Arias if Producer is otherwise obligated to give Artist such credit.

  Further Assurances

  Artist hereby agrees to duly execute, acknowledge, and deliver or procure the due execution, acknowledgement and delivery to Producer of any and all assignments or other documents that in Producer's judgment may be necessary or expedient to carry out or effectuate the purposes and intent of this Agreement.  In particular, Artist agrees that neither Producer nor its assigns or licensees are obligated to make any payment to Artist or other parties with regard to the performance of the music written by Artist hereunder in synchronization with the Opera Arias in countries in which performance fees for such use of said music are not collected at the place of performance (including, without limitation, the United States) and Artist undertakes, as a material covenant of this Agreement, to secure the written agreement or approval by any such other parties that Producer, its assigns, and licensees may perform such music as aforesaid and they shall not be obligated to make any payment to Artist or anyone else with respect to such use of such music.

  Tax Deductions

  Producer may, as the employer of Artist, deduct and withhold from the compensation payable to Artist hereunder any amount of money required to be deducted or withheld by Producer as Artist's employer under the provisions of any statute, regulation, ordinance or order, and any and all amendments thereto, now or hereafter enacted, requiring the withholding of or deducting of compensation.

  Entire Agreement

This Agreement (including any exhibits attached hereto) contains the full and complete understanding between the parties with reference to the within subject matter, supersedes all prior agreements and understandings whether written or oral pertaining thereto, and cannot be modified except by a written instrument signed by Artist and by Producer.  Artist acknowledges that no representation or promise not expressly contained in this Agreement has been made by Producer or any of its agents, employees, or representatives.  The headings, marginal notes, and index, if any, hereto, are for the purposes of convenience only and shall not at any time be deemed or construed or allowed to affect the construction or interpretation of this Agreement and in no way shall define, limit or describe the scope or intent of this Agreement.

IN WITNESS WHEREOF the parties have executed this Agreement as of the day and year first above written.

DORANETTI MUSIC INC CHRISTOPHER DORAN
A Nevada Corporation An Individual

By: /s/ Bradley Doran /s/ Christopher Doran
Bradley Doran, Authorized Signatory Christopher Doran